EXHIBIT 99.1

Digital Recorders, Inc.
Corporate Administration
5949 Sherry Lane, Suite 1050
Dallas, Texas 75225
Phone: (214) 378-8992
Fax: (214) 378-8437
www.digrec.com

PRESS RELEASE

Contact:
Veronica B. Marks
Manager, Corporate Communications
Digital Recorders, Inc.
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com

For Immediate Release

DIGITAL RECORDERS, INC. ANNOUNCES
$5.0 MILLION PRIVATE PLACEMENT OF COMMON STOCK

DALLAS, April 21, 2004 — Digital Recorders, Inc. (DRI) (NASDAQ: TBUS), market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, today announced that it has agreed to the pricing of a $5.0 million private placement of its common stock to certain qualified institutional investors.

The Company will sell 625,000 shares of common stock to the investors for $8.00 per share. Subject to certain conditions, the offering is expected to close by April 24, 2004. The Company also has granted the investors a warrant to acquire 125,000 shares of common stock at an exercise price of $8.80 per share, exercisable for a period of five years. The Company intends to use the net proceeds of the private placement for general working capital purposes.

“This additional equity will be an important balance sheet enhancement, and it will support and amplify our profit improvement focus as we further leverage the economies of scale upon which we have been building, and will continue to build, in our 2004 growth plans,” David L. Turney, the Company’s Chairman, Chief Executive Officer, and President, said.

The securities being offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold within the United States absent registration or an available exemption from such registration requirements. However, under a registration rights agreement, the Company will be required to register the resale of the securities (and securities issuable upon exercise of the warrant) under the Securities Act.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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DIGITAL RECORDERS/Page Two

ABOUT THE COMPANY

Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies’ surveillance capabilities. Our transit communications products –TwinVision® and Mobitec route destination signage systems, Talking Bus® voice announcement systems, and Internet-based, automatic vehicle monitoring systems – enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company’s business plan, and the impact on the Company of its relationships with its lenders and creditors. Refer to the Company’s various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and the risks associated with our business.

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